Exhibit 5.1

October 11, 2018

Matter No.:356914

Doc Ref: 14564541.1

441 299 4923

Chris.garrod@conyersdill.com

Sirius International Insurance Group, Ltd.

14 Wesley Street

Hamilton HM 11

Bermuda

Dear Sirs,

Sirius International Insurance Group, Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on Form S-4 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 6, 2018  (as amended, the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of up to 9,432,962 common shares, par value US$0.01 each (the “Common Shares”), 10,000,000 warrants to purchase Common Shares (the “Warrants”) and 5,940,000 Common Shares underlying Warrants, all of which are being issued by the Company in connection with the merger of its wholly owned subsidiary, Sirius Acquisitions Holding Company III into Easterly Acquisition Corp. (the “Merger”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association, annexed as Exhibit 3.1 to the Registration Statement, and the form of bye-laws of the Company, annexed as Exhibit 3.2 to the Registration Statement, to be adopted by the Company upon completion of the Merger, resolutions adopted at meetings of the Company’s board of directors held on June 22, 2018 and August 22, 2018 (together, the “Resolutions”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been adopted and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention,  (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (e) that upon issue of any Common Shares  or Warrants (including Common Shares underlying Warrants) the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof or exercise price therefor, as applicable.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the Merger and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.              The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.              When issued and paid for as contemplated by the Registration Statement, the Common Shares and the Warrants (including the Common Shares underlying the Warrants) will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Common Shares and Warrants), and the Warrants will constitute valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the proxy statement/prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under

Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited